Exhibit (a)(1)(C)
Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Applica Incorporated
(Not to Be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON TUESDAY, JANUARY 16, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock (the “Shares”) of Applica Incorporated, a Florida corporation, are not immediately available or time will not permit all required documents to reach National City Bank (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer To Purchase which is defined below), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer To Purchase.

The Depositary for the Offer is:

By Mail: National City Bank, Depositary Shareholder Services Operations LOC 5352 P.O. Box 94720 Cleveland, Ohio 44101-4720	By Hand/Overnight Delivery: National City Bank, Depositary Shareholder Services Operations LOC 5352 Third Floor – North Annex 4100 West 150th Street Cleveland, Ohio 44135-1385

By Facsimile Transmission:
(216) 257-8508

For Information Telephone:
(800) 622-6757

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates (as defined in the Offer To Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Apex Acquisition Corporation, a Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated December 15, 2006 (the “Offer To Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

Number of Shares: _ _

Certificate No(s). (if available): _ _

If Share(s) will be tendered by book-entry transfer, check the box: ☐

Account Number: _ _

Date: _ _  Area Code and Telephone Number(s): _ _

Name(s) of Record Holder(s): _ _
(Please Print)

Signature(s): _ _

Address(es): _ _
                                           (Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not to Be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a participant in a medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, or other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees to deliver to the Depositary, evidencing the Share Certificates tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three trading days of the date hereof.

Name of Firm: _ _
                                                                                                                                  Authorized Signature

Address: _ _         Name: _ _
                                                                                                                                       Print Type or Print

_ _        Title: _ _
                                                                Zip Code

Area Code and Tel. No.: _ _         Dated _ _, 200

Note: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.

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